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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PowerCerv Corporation


We consent to incorporation by reference in the registration statement (No. 333-3960) on Form S-8 of PowerCerv Corporation of our report dated January 26, 1998, relating to the consolidated balance sheet of PowerCerv Corporation and subsidiary as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998 annual report on Form-K of PowerCerv Corporation.


                                             /s/ KPMG LLP


St. Petersburg, Florida
April 14, 1999